UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 28, 2023

ETF Managers Group Commodity Trust I

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36851	36-4793446
(Commission File Number)	(IRS Employer Identification No.)

30 Maple Street - Suite 2 Summit, New Jersey	07901
(Address of Principal Executive Offices)	(Zip Code)

(844) 383-6477

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Breakwave Dry Bulk Shipping ETF	BDRY	NYSE Arca, Inc.
Shares of Breakwave Tanker Shipping ETF	BWET	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, ETF Managers Capital LLC (“ETFMC”) will withdraw as Sponsor of the Trust, and each of its series, the Breakwave Dry Bulk Shipping ETF and Breakwave Tanker Shipping ETF (together, the “Funds”), and has appointed Amplify Investments LLC (“Amplify”) to serve as sponsor of the Trust (“Sponsor Replacement”). It is expected that the Sponsor Replacement will take effect during the first quarter of 2024. After the Sponsor Replacement, Amplify will serve as sole sponsor of the Trust and intends to carry on the business of the Trust and the Funds.

Other than the changes outlined above, it is not expected that the Sponsor Replacement will affect the Trust, its shareholders or an investment in the Funds’ shares in any way.

There is no guarantee that the Sponsor Replacement will be completed within the expected time frame, or at all.

A copy of the press release issued by ETFMC is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statement and Exhibits

Exhibit No.	Description
99.1	Copy of Press Release dated December 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETF Managers Group Commodity Trust I

/s/ John A. Flanagan
Date: December 28, 2023	John A. Flanagan ETF Managers Capital LLC, Sponsor of ETF Managers Commodity Trust I
Chief Financial Officer

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